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                                                                    EXHIBIT 99.2

     This is a form of a material change report required under Section 85(1) of the Securities Act and Section 151 of the Securities Rules.


                                    FORM 27

                                 SECURITIES ACT

             MATERIAL CHANGE REPORT UNDER SECTION 85(1) OF THE ACT

NOTE: This form is intended as a guideline. A letter or other document may be used if the substantive requirements of this form are complied with.

NOTE: Every report required to be filed under Section 85(1) of the Act shall be sent to the Commission in an envelope addressed to the Commission and marked "Continuous Disclosure".

NOTE: WHERE THIS REPORT IS FILED ON A CONFIDENTIAL BASIS PUT AT THE BEGINNING OF THE REPORT IN BLOCK CAPITALS "CONFIDENTIAL -- SECTION 85", AND EVERYTHING THAT IS REQUIRED TO BE FILED SHALL BE PLACED IN AN ENVELOPE ADDRESSED TO THE SECRETARY OF THE COMMISSION MARKED "CONFIDENTIAL".

Item 1.   Reporting Issuer

          WSI Interactive Corp.

Item 2.   Date of Material Change

          June 12, 2000

Item 3.   Press Release

          The press release was issued on June 12, 2000 and disseminated through Canada News Wire.

Item 4.   Summary of Material Change

          WSi-Interactive Corporation (CDNX: WIZ; OTCBB: WIZZF) and Devine Entertainment Corporation (TSE:DVN) jointly announced today, a letter of intent whereby Devine Entertainment and WSi will create a joint venture company that will commercialize Devine's award-winning website www.devinetime.com.

Item 5.   Full Description of Material Change

          WSi-Interactive Corporation (CDNX: WIZ; OTCBB: WIZZF) and Devine Entertainment Corporation (TSE:DVN) jointly announced today, a letter of intent whereby Devine
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          Entertainment and WSi will create a joint venture company that will commercialize Devine's award-winning website . Devine Entertainment will continue to supply creative content for the site, while WSi will invest Cdn$1 million dollars, assume its management and execute strategies to drive traffic and increase sales to the site. Devine and WSi will enter into an equal partnership and it is the intent of the agreement that both parties eventually spin off www.devinetime.com into a separate public entity.

          The Devinetime site was developed over the past year at a cost of Cdn$1 million, with the support of the Bell and Stentor New Media Initiatives and Devine Entertainment. The site presently showcases and markets the history of invention from the renaissance to present day, drawing from Devine's films which have garnered 11 Emmy nominations in the past year alone. "It is a remarkable interactive journey through time," said David Devine, President & CEO of Devine Entertainment. "Our goal is to educate the imaginations of young people while entertaining them in a way that makes science fun."

          Theo Sanidas, President of WSi, said "The arrangement with Devine is a perfect example of WSi's model of expanding its network of Internet businesses by partnering with companies of quality and integrity to build equity and revenue for WSi."

          WSi will assign a team to significantly increase content with creative guidance from Devine Entertainment and will utilize broadband for streaming capabilities. Devine will further develop the site by adding content from its award-winning library of films, extending the interactive journey with biographies of artists and composers. "Our mission is to deliver high-quality interactive entertainment and educational content that will add revenue for Devine Entertainment and complement our established, award-winning brand positioning," added David Devine. The site's e-commerce facilities will offer visitors access to high-quality family and children's entertainment featuring Devine's proprietary video library, as well as other products and services families can trust.

          The transaction is subject to a due diligence process and board approvals by both parties. Devine Entertainment Corporation is one of the world's finest producers of high-quality children's and family films for worldwide television and cable, international home video and internet applications. Devine's films have received 12 Emmy Nominations and 5 Emmy Awards, as well as honours from the American Library Association, KidsFirst! Coalition for Quality Children's Media, Parents' Choice and the prestigious Humanitas prize. Devine's award-winning interactive website, www.devinetime.com, features profiles of 100 inventors, a trivia game, a flight lab and an e-commerce store.

          Devine Entertainment's films are based on historical and timeless stories that educate and inspire self-esteem in young people. Beginning with the highly successful "Beethoven Lives Upstairs," Devine's films bring history's great geniuses to life through the eyes of children. "The Composers' Specials" feature the lives and music of Handel, Bach, Liszt, Rossini, Strauss and Bizet. "The Inventors' Specials" focus on the minds of Leonardo, Galileo, Newton, Curie, Edison and Einstein. "The Artists' Specials" showcase the lives and works of Degas, Cassatt, Monet, Rembrandt, Goya, and Homer. All 19 specials were produced for HBO Original Programming and are international co-productions with Ireland, Czech Republic, Slovakia, and Croatia.
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Item 6.   Reliance on Section 85(2) of the Act

          Nothing in this form is required to be maintained on a confidential basis.

Item 7.   Omitted Information

          Not applicable.

Item 8.   Senior Officer

          James L. Harris, Secretary
          Telephone No. (604) 609-3068

Item 9.   Statement of Senior Officer

          The foregoing accurately discloses the material change referred to herein.

DATED this 12th day of June, 2000                 WSI Interactive Corp.

                                                  By: /s/ James L. Harris
                                                      --------------------
                                                      James L. Harris


                                                      Secretary
                                                      (Official Capacity)